Exhibit 99.1

cbdMD Enters into Letter of Intent To Purchase DirectCBDOnline.com
Leading CBD Online Marketplace Expands cbdMD’s DTC Capabilities

CHARLOTTE, NC, July 19, 2021 (BUSINESS NEWSWIRE) – cbdMD, Inc. (NYSE American: YCBD, YCBDpA), one of the leading, and most highly trusted and recognized CBD companies, announced today that it has entered into a letter of intent to purchase leading CBD online marketplace, DirectCBDOnline.com, from Twenty Two Capital, LLC.

“Owning a CBD online marketplace that sells various CBD brands provides unique transparency to better understand consumer spending habits and trends across the wider CBD and hemp marketplace. In addition, the technology and digital strength that DirectCBDOnline.com owns enhances our overall direct to consumer ecommerce capabilities. We are very excited that the team from DirectCBDOnline.com will be joining cbdMD. John Wiesehan III and Brad Trawick, who are the co-founders of DirectCBDOnline.com will be playing important roles, as we expand further in the global CBD market. John will be appointed in a newly created role of Chief Revenue Officer at closing,” said Martin A. Sumichrast, Chairman & co-CEO of cbdMD, Inc.

“cbdMD is well positioned to increase its market share in the rapidly growing CBD industry. By folding in our team from DirectCBDOnline.com, we strengthen the foundation that cbdMD has built” said John Wiesehan III, CEO of DirectCBDOnline.com

Subject to customary conditions to closing, cbdMD, Inc. expects to enter into an asset purchase agreement and complete the acquisition no later than July 31, 2021. Investors are also cautioned not to place undue reliance on the completion of the asset purchase agreement as certain conditions precedent to execution of the agreement and closing are not within the control of cbdMD, Inc. and, accordingly, the transaction may not be completed.

About cbdMD, Inc.
cbdMD, Inc. is one of the leading and most highly trusted and most recognized cannabidiol (CBD) brands with a comprehensive line of U.S. produced, THC-free1CBD products. Our cbdMD brand currently includes over 130 SKUs of high-grade, premium CBD products including CBD tinctures, CBD gummies, CBD topicals, CBD capsules, CBD bath bombs, CBD bath salts, CBD sleep aids and CBD drink mixes. Our Paw CBD brand of pet products includes over 45 SKUs of veterinarian-formulated products including tinctures, chews, topicals products in varying strengths, and our CBD Botanicals brand of beauty and skincare products features 15 SKUs, including facial oil and serum, toners, moisturizers, clear skin, facial masks, exfoliants and body care. To learn more about cbdMD and their comprehensive line of U.S. grown, THC-free1 CBD oil products, please visit www.cbdmd.com, follow cbdMD on Instagram and Facebook, or visit one of the 6,000 retail outlets that carry cbdMD products.

1 THC-free is defined as below the level of detection using validated scientific analytical methods.

Forward-Looking Statements
This press release contains certain forward-looking statements that are based upon current expectations and involve certain risks and uncertainties within the meaning of the U.S. Private Securities Litigation Reform Act of 1995. Such forward-looking statements can be identified by the use of words such as ''should,'' ''may,'' ''intends,'' ''anticipates,'' ''believes,'' ''estimates,'' ''projects,'' ''forecasts,'' ''expects,'' ''plans,'' and ''proposes.'' These forward-looking statements are not guarantees of future performance and are subject to risks, uncertainties, and other factors, some of which are beyond our control and difficult to predict and could cause actual results to differ materially from those expressed or forecasted in the forward-looking statements, including, but not limited to, the closing of the pending transaction and, if the transaction closes, the integration of the assets into cbdMD, Inc. and the market opportunity for cbdMD, Inc., among others. You are urged to carefully review and consider any cautionary statements and other disclosures, including the statements made under the heading "Risk Factors" in cbdMD, Inc.'s Annual Report on Form 10-K for the fiscal year ended September 30, 2020 as filed with the Securities and Exchange Commission (the "SEC") on December 22, 2020, Item 1A. Risk Factors, contained in our Quarterly Report on Form 10-Q for the period ended March 31, 2021 as filed with the SEC on May 12, 2021 and our other filings with the SEC. All forward-looking statements involve significant risks and uncertainties that could cause actual results to differ materially from those in the forward-looking statements, many of which are generally outside the control of cbdMD, Inc. and are difficult to predict. cbdMD, Inc. does not undertake any duty to update any forward-looking statements except as may be required by law. The information which appears on our websites and our social media platforms, including, but not limited to, Instagram and Facebook, is not part of this press release.

Company Contact:
John Weston
Director of Investor Relations
john.weston@cbdmd.com
704-249-9515